Exhibit 10.4

                              EMPLOYMENT AGREEMENT


                   THIS EMPLOYMENT AGREEMENT, made and entered into as of the 1st day of July, 1996, by and between SHOWPOWER, INC., a California corporation (hereinafter the "Employer"), and Stephen R. Bernstein (hereinafter the "Executive").

                   1. Employment. The Employer hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

                   2. Term. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall begin on the date of execution hereof and continue for a term of three (3) consecutive years.

                   3. Duties. Executive shall be appointed Executive Vice President of the Company for the term of this Agreement and shall perform such duties and responsibilities as may be assigned from time to time by the Board of Directors of the Employer. Executive shall also be responsible for and perform the duties described on Exhibit "A," attached hereto.

                   4. Compensation and Benefits. For services rendered by the Executive under this Agreement, the Executive shall receive a base salary as set forth on Exhibit "B", attached hereto. Executive shall also receive all benefits including pension, group insurance and participation plans which the Employer' s Board of Directors may adopt from time to time and make available to Employer's employees generally, and any other benefits listed on Exhibit "B." Such salary and benefits will be reviewed annually, and an increase may be granted in the sole discretion of the Employer's Board of Directors. Employer recognizes that Executive's current base compensation is twenty-five percent less than Executive's previous compensation. Should Laurence Anderson or John Campion receive an increase in their respective base compensation, it is specifically agreed that Employer shall provide Executive with a similar increase in his base compensation, as determined by the Board of Directors, effective as of the same date as Campion or Anderson's increase, provided, however, in no event shall this increase be required to exceed more than $35,000 per annum.

                   5. Additional Potential Bonus Compensation. For each fiscal year of Employer, within sixty days of the end of each fiscal year, upon conditions enumerated herein, Executive shall be entitled to bonus compensation as determined in the sole discretion of the Board of Directors of Employer.

                   6. Business Expenses. Executive will be entitled to prompt reimbursement of ordinary and necessary expenses incurred by the Executive in performing the services contemplated hereunder, including all reasonable travel and living expenses while away from home on business or at the request of and in the service of Employer, provided that such



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expenses are incurred and accounted for in accordance with the policies and procedures for Employer, as may be modified from time to time by the Board of Directors.

                   7. Inventions. In consideration of this Agreement and Executive's continued employment with Employer, Executive hereby assigns to Employer all discoveries, inventions, improvements and developments made or conceived by him, alone or in collaboration with others, during and prior to his employment, whether or not during regular working hours, and relating to any methods, apparatus, products or components thereof, which, prior to the termination of this Agreement are manufactured, sold, leased, used, or under development by or pertain to the business of Employer. All such items are works for hire and shall upon execution hereof become and remain the property of Employer, its successors and assigns. Executive will disclose promptly in writing to Employer all such discoveries, inventions, improvements and developments and, at the request of Employer and at Employer's expense, Executive will make, execute, and deliver all application papers, assignments or instruments, and perform or cause to be performed such other lawful acts, as Employer may deem necessary or desirable in making or prosecuting applications, domestic or foreign, for patents, re-issues, and extensions thereof, and assist and cooperate with Employer or its representative in any controversy or legal proceedings relating to such discoveries, inventions, improvements and developments, or to the patents which may be procured thereon. The obligations of Executive shall survive any termination of this Agreement.

                   8. Termination. This Agreement may be terminated prior to the scheduled expiration of its term as follows:

                   (a) The Employer may terminate this Agreement at any time with good cause, whereupon all compensation to Executive shall cease as of the effective date of termination. As used in this Paragraph 8, the term "good cause" shall mean (i) dishonesty by Executive detrimental to the best interests of Employer, (ii) continuing inattention to or neglect of the duties to be performed by Executive,
          (iii) willful disloyalty of Executive to Employer, (iv) the death or disability of Executive, (v) conviction by a court of competent jurisdiction of Executive in any fraud, or (vi) the imparting of any material confidential information by Executive in violation of this Agreement. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated with "good cause" as defined by subsections (i), (ii), (iii) or (vi) unless there has been a determination by at least four (4) members of the Board of Directors at a meeting held after at least five (5) days notice to the Executive and an opportunity for him to appear thereat together with his counsel. As used in this paragraph 8, the term "disability" shall mean that the Executive has become physically or mentally incapable of performing his duties for a period of 90 or more consecutive days.

                   (b) The Employer may terminate this Agreement at any time without good cause, whereupon the Executive shall be entitled to receive all compensation and benefits payable through the effective date of termination plus a severance


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          payment equal to the greater of (i) $172,500 or (ii) the base salary payable to the Executive through the scheduled expiration date of this Agreement.

                   (c) The Executive may terminate this Agreement at any time upon thirty (30) days written notice to the Employer.

                   (d) Upon written agreement of the parties.

                   9. Disclosure of Information and Restrictive Covenants. It is noted by the parties hereto that in the regular performance of the duties encompassed by this Agreement, Executive will become familiar with and have access to Employer's business methods and operation, its clients, customer lists and accounts and its trade secrets and other confidential information (collectively the "Information"). Therefore, as part of the consideration to Employer for entering into this Agreement, the Executive hereby covenants and agrees:

                   (a) That Executive shall hold the Information in strictest confidence and shall not disclose to any person, firm or company, the Information, or any part thereof, except where authorized by the Employer, and shall not use the Information, or any part thereof, in any way which shall be detrimental to the Employer, it being understood that the Executive shall not use any such Information for Executive's own benefit or the benefit of any other party, firm or company.

                   (b) That the relationship between the Executive and the accounts, customers and clients of Employer results in a unique and special situation whereby the Executive is placed in a position to either further the business of the Employer or to deleteriously affect such business and, accordingly, during the term of this Agreement and for a period of eighteen (18) months after the expiration or termination of this Agreement, (i) the Executive shall not, in any way or for any reason, encourage any customer, client or account of Employer to sever or alter the relationship of such customer, client or account with Employer; (ii) Executive shall not aid anyone else to take or secure from Employer, its customers, clients or accounts;
          (iii) directly or indirectly solicit, take away, divert, interfere or conduct business with any account or customer of Employer with respect to services or products which are competitive with those of the Employer; or (iv) directly or indirectly, alone or with any third party, solicit, hire or retain any person employed by the Employer (or any person under contract as an independent contractor).

                   10. Extent of Services. Except as provided herein, the Executive shall devote his entire working time, attention and energies to the business of the Employer or to such other business as the Employer shall designate. Except as provided herein, the Executive shall not, during the term of this Agreement, be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, except as otherwise


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specifically approved in writing by the Board of Directors of Employer. Employer agrees however, for a period of one year from the date hereof, that Executive may continue to devote such time, attention and energies as may be necessary to permit a smooth transition of duties which Executive has performed for Rock-It-Cargo, USA, Inc., Viscount Air Services, Inc., MVP Air Tours, Ltd., Trijet, Ltd., Chapman Freeborn Airmarketing U.S.A., Inc., Air Apparent, Inc.,
ACS Associates, Inc., Metro Transport, Inc. and Medical Resources International, Inc. to other individuals, provided, however, that during such period Executive shall devote not less than 40 hours per week to the affairs of Employer. It is specifically agreed that Executive shall not be required to spend more than sixteen calendar days in every thirty calendar day period outside New York City.

                   11. Employer's Employment Policies. Executive's employment hereunder shall be subject to and governed by such employment practices and polices as Employer may adopt at any time or from time to time that are not inconsistent with the express terms of this Agreement.

                   12. Remedies. The remedies provided herein shall be deemed cumulative, and the exercise of one shall not preclude the exercise of any other remedy based upon any particular occurrence or contingency, nor shall the specification of remedies herein exclude any rights or remedies at law or in equity which may be available hereto, including any rights to damages or injunctive relief. Executive acknowledges and agrees that the remedy at law for breach of this Agreement, including the provisions under paragraph 9 above, is inadequate because a breach would result in irreparable harm and damage to Employer which cannot be adequately compensated by a monetary award, and the covenants and restrictions contained in this Agreement are reasonable as to scope and duration, and necessary, fundamental and required for the protection of Employer's business. Accordingly, Executive agrees that Employer shall be entitled to an ex parte temporary restraining order and preliminary injunction for breach of this Agreement or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin Executive from breaching any such covenant or restriction or to specifically enforce this Agreement, and Employer shall not be required to post any bond.

                   13. Executive's Restrictions. Executive represents and warrants to Employer that there are no existing agreements or covenants whatsoever which would inhibit or prevent Executive from entering into and performing this Agreement and working for Employer.

                   14. Miscellaneous.

                   (a) Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail to Executive's residence in the case of the Executive, or to its principal office in the case of the Employer.


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                   (b) The waiver by the Employer of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive.

                   (c) The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement may not be assigned by Executive.

                   (d) Employer shall be the owner of all discoveries, concepts, ideas, processes, methods, formulas, techniques, trademarks, trade names, copyrights, patents, improvements and know-how developed, produced or conceived by Executive (either solely or jointly with other persons) during the initial term and any renewal terms of this Agreement, regardless of whether the same arise during the hours of Executive's employment of with the use of Employer's facilities, materials or personnel. Executive agrees, upon request, to execute any and all documents necessary or desirable to evidence Employer's ownership of any of such property or rights and to deliver copies of any related items to Employer. All properties and rights of Employer described in this subparagraph 14(d) shall be deemed to be within the scope of the restrictions of Paragraph 9 of this Agreement.

                   (e) This Agreement contains the entire agreement of the parties. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

                   (f) In the event that any section, paragraph, sentence, clause or phrase of this Agreement shall be declared invalid for any reason, such invalidity shall not thereby affect the remainder of this Agreement.

                   (g) This Agreement is to be governed by and construed under the laws of the state of California, and the venue for such dispute shall be in Los Angeles, California.


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                   IN WITNESS WHEREOF, the parties have executed this Employment
Agreement as of the date and year first above written.


                                           Employer:
ATTEST:
                                           SHOWPOWER, INC., a California
                                           corporation, Employer
   /s/ Stephen R. Bernstein
------------------------------             By:   /s/ Jeffrey B. Stone
Secretary                                       -------------------------
                                                Chairman of the Board

                                                 /s/ Stephen R. Bernstein
                                                --------------------------
                                                Stephen R.  Bernstein









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                                   EXHIBIT "A"


                           Additional Specific Duties


                   Executive shall be employed as the Executive Vice President of the Employer. His duties shall include primary responsibility for legal affairs, financing and accounting, structuring of international business transactions, but not operations or marketing, and shall report directly to the Chairman of the Board of the Employer.








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                                   EXHIBIT "B"

                        COMPENSATION AND BENEFITS PACKAGE


Base Salary:             $115,000 per year, payable in twenty-six equal
                         installments on every other Wednesday.

Automobile:              Employer shall pay for the cost of reasonable and
                         proper parking of an automobile at 84th St. and Third
                         Ave. in New York, NY or a similar amount as an automobile allowance upon Executive's request.

Other Benefits:

                   a. 401(K) Plan. Executive shall be eligible to participate in Employer's 401(K) Plan. The vesting period under such plan shall commence as of the first date of Employee's employment with the Company.

                   b. Health Insurance. Employer shall pay the premium cost of a family under the Employer's group health plan with a full indemnity option.

                   c. Life Insurance. Employer shall pay for a policy of term life insurance on Executive's life, with a minimum death benefit of ten times Executive's base compensation. Executive shall have the right to designate the owner and beneficiaries of such policy.

                   d. Professional Licenses. Employer shall pay the annual costs for maintaining Executive's professional licenses in the States of New York and Pennsylvania, including costs of registration and that necessary to fulfill mandatory education costs. Should Employer request Executive to become a member of the Bar of the State of California, or any other state, Employer shall bear all costs related thereto.

                   e. Other Benefit Plans. If Employer shall, at any time during the term hereof, commence any other benefit, stock option, bonus, or any other type of incentive plan in which any employee of Executive shall have the opportunity to participate, Executive shall have the right to participate in such plan.

                   f. Vacation. Executive shall be entitled to receive four weeks paid vacation per annum.


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